AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
                                                     REGISTRATION NO. 33-82310
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ----------------------


                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933
                           ---------------------

                       ADVANCED TISSUE SCIENCES, INC.
             (Exact name of Registrant as specified in its charter)
                           ---------------------

        DELAWARE                                       14-1701513
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                       10933 NORTH TORREY PINES ROAD
                        LA JOLLA, CALIFORNIA 92037
             (Address of principal executive offices) (Zip code)
                           ----------------------

                       ADVANCED TISSUE SCIENCES, INC.
                  1992 STOCK OPTION/STOCK ISSUANCE PLAN(1)
                          (Full title of the Plan)
                           ----------------------


                            ARTHUR J. BENVENUTO
                    CHAIRMAN OF THE BOARD OF DIRECTORS
                        AND CHIEF EXECUTIVE OFFICER
                       ADVANCED TISSUE SCIENCES, INC.
           10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
                   (Name and address of agent for service)
                              (619) 450-5730
         (Telephone number, including area code, of agent for service)
                           ------------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
---------------------

(1) 1,630,410 shares of Common Stock issuable under the Registrant's predecessor option plan were originally registered on Form S-8 (Registration No. 33-39446) and transferred to the 1992 Stock Option/Stock Issuance Plan at the time of its implementation, and the predecessor plan thereupon terminated. An additional 2,750,000 shares were subsequently then registered under the 1992 Stock Option/Stock Issuance Plan (Registration Nos. 33-50156 and 33-82310). Any of those shares of Common Stock which remained unissued as of the May 20, 1997 effective date of the Registrant's new 1997 Stock Incentive Plan were transferred to the 1997 Stock Incentive Plan on such effective date for subsequent issuance under that Plan, and the predecessor 1992 Stock Option/Stock Issuance Plan thereupon terminated. No further option grants or stock issuances will be made under the 1992 Plan.

                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits
           --------

Exhibit Number      Exhibit
--------------      -------

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Form 8-A dated January 6, 1995 which is incorporated herein by reference pursuant to
                    Item 3(c).


                                     II-1.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 29, 1997.


                                       ADVANCED TISSUE SCIENCES, INC.



                                       By:  /s/ Arthur J. Benvenuto
                                          ------------------------------
                                          Arthur J. Benvenuto
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                       Title                      Date
----------                       -----                      ----

 /s/ Arthur J. Benvenuto         Chairman of the Board      September 29, 1997
-----------------------------    of Directors and Chief
Arthur J. Benvenuto              Executive Officer
                                 (Principal Executive
                                 Officer)

 /s/ Dr. Gail K. Naughton        President, Chief           September 29, 1997
-----------------------------    Operating Officer and
Dr. Gail K. Naughton             Director


 /s/ Michael V. Swanson          Vice President, Finance    September 29, 1997
-----------------------------    and Administration
Michael V. Swanson               (Principal Financial and
                                 Accounting Officer)


 /s/ Jerome E. Groopman, M.D.    Director                   September 29, 1997
-----------------------------
Jerome E. Groopman, M.D.



 /s/ Jack L. Heckel              Director                   September 29, 1997
-----------------------------
Jack L. Heckel


                                  II-2.

 /s/ Dayton Ogden                Director                   September 29, 1997
-----------------------------
Dayton Ogden



 /s/ Ronald L. Nelson            Director                   September 29, 1997
-----------------------------
Ronald L. Nelson



 /s/ David S. Tappan, Jr.        Director                   September 29, 1997
-----------------------------
David S. Tappan, Jr.



 /s/ Dr. Gail R. Wilensky        Director                   September 29, 1997
-----------------------------
Dr. Gail R. Wilensky



                                    II-3.

                               EXHIBIT INDEX
                               -------------

Exhibit
Number      Exhibit
-------     -------

  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Form 8-A dated January 6, 1995, which is incorporated herein by reference pursuant to Item 3(c).



                                  II-4.